UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2003

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 East State Street, Kennett Square, PA 19348
(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

                                                  N/A
(Former name or former address, if changed since last report)

Item 7.     Financial Statements and Exhibits

(a)	Financial Statements
None

(b)	Pro-forma Financial Information
None

(c)	Exhibits
The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Memorandum to Executive Officers and Directors.

Item 11.     Temporary Blackout of Trading Under Registrant’s Employee Benefit Fund

     On December 1, 2003, Genesis HealthCare Corporation (“the Company”) was spun-off from NeighborCare, Inc. (formerly Genesis Health Ventures, Inc.) (“NeighborCare”) as a separate public company (the “Spin-off”). On November 24, 2003, NeighborCare notified employees that it will prevent those participants in NeighborCare’s Retirement Plan (the “Retirement Plan”), who will cease being participants in NeighborCare’s Retirement Plan as a result of the Spin-off, from transactions in the Company’s common stock. The reason for the blackout period is to permit the transfer of plan accounts of those participants who will cease being participants in NeighborCare’s Retirement Plan and who will become participants in the Company’s 401(k) Plan to the Company’s 401(k) Plan.

     During the blackout period, participants in NeighborCare’s Retirement Plan will not be able to purchase or otherwise acquire or sell or otherwise dispose of interests in the shares of the Company’s common stock. Participants will not be able to make changes in investment elections or deferral percentages in the Retirement Plan or request loans or distributions.

     The blackout period will begin on December 24, 2003 at 3:00 p.m. (eastern standard time) and end on January 7, 2004, when the transfer of the accounts is expected to be completed.

     On December 8, 2003, the Company notified its directors and executive officers of the blackout period and that the Company is requiring that they refrain from engaging in transactions during the blackout period involving any equity security of the Company acquired in connection with their service or employment as a director or executive officer of the Company. A copy of this notice is attached to this Form 8-K as Exhibit 99.1.

     This blackout period is separate from, and in addition to, any other restrictions on trading Company equity securities currently applicable to the Company’s directors and officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2003	GENESIS HEALTHCARE CORPORATION

BY:	/s/ George V. Hager, Jr.

Name: George V. Hager, Jr.
Title: Chief Executive Officer